                                 Exhibit (h)(45)

 Trust Fund/SERV Agreement dated _____, 2002 between One Group Dealer Services,
                     Inc. and The Depository Trust Company.

                            Trust Fund/SERV Agreement

AGREEMENT entered into by and between One Group Dealer Services, Inc. ("Fund Agent"), with its principal place of business in Columbus, Ohio and The Depository Trust Company ("DTC") as agent, for the "Trust Entities" listed on Exhibit A hereto as it may be amended by DTC in writing from time to time.

As used in this Agreement, the following terms shall have the following meanings, unless a different meaning is clearly required by the context:

Funds shall mean, as applicable, (i) the Fund Agent, or (ii) the open-end investment companies for which the Fund Agent serves as investment adviser, administrator, principal underwriter, distributor and/or transfer agent.

Client-shareholders shall mean those clients of a Trust Entity who have entered into an agreement with such Trust Entity and who maintain an interest in an account with the Funds registered in the name of such Trust Entity.

Trust Entity shall mean a Trust Company or Trust Department of a Commercial Bank which (i) acts in a fiduciary capacity on behalf of the Client-shareholders,
(ii) is a Participant of DTC, and (iii) has entered into an agreement with DTC authorizing DTC to execute this Trust Fund/SERV Agreement as agent on its behalf and (iv) is listed on Exhibit A as it may be amended from time to time.

Fund Agent is (i) an investment advisor to or administrator for the Funds, (ii) the principal underwriter or distributor for the Funds, or (iii) the transfer agent for the Funds.

WHEREAS, each Trust Entity possesses the authority to act on behalf of its client-shareholders of the Funds ("Client-shareholders");

WHEREAS, each Trust Entity and either the Funds or the Funds, principal underwriter or other agent "Underwriter" are members of the National Securities Clearing Corporation ("NSCC") or otherwise have access to the NSCC's Fund/SERV system;

WHEREAS, Fund/SERV permits the transmission of shareholder trade and registration data between each Trust Entity and the Funds;

WHEREAS, the Fund Agent and each Trust Entity desire to participate in Fund/SERV with each other;

WHEREAS, this Agreement shall inure to the benefit of and shall be binding upon the undersigned and each such entity shall be either the Fund Agent or Trust Entity for purposes of this agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Fund Agent and each Trust Entity hereby agree as follows:

                        I: OBLIGATIONS OF THE FUND AGENT
                           -----------------------------

1.       Transactions Subject to Fund/SERV
         ---------------------------------

         On each business day that the New York Stock Exchange is open for business and on which the Funds determine their per share net asset values ("Business Day"), the Fund Agent shall accept, and effect changes in its records upon receipt of purchase, redemption, exchanges, and registration instructions from any Trust Entity electronically through Fund/SERV ("Instructions") without supporting documentation from the Client-shareholder in accordance with the terms and conditions set forth in the Statement of operating Procedures attached hereto as Appendix 1. On each Business Day, the Fund Agent shall accept for processing any Instructions from the Trust Entity and shall process such instructions in a timely manner.

2.       Performance of Duties
         ---------------------

         The Fund Agent shall perform any and all duties, functions, procedures and responsibilities assigned to it under this agreement and as otherwise established by the NSCC. The Fund Agent shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. The Fund Agent shall conduct each of the foregoing activities in a competent manner and in compliance with
(a) all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV; (b) the then current prospectuses and statements of additional information of the Funds; and (c) any provision relating to Fund/SERV in any agreement between the Fund Agent and the underwriter that would affect the Fund Agent's duties and obligations pursuant to this Agreement.

3.       Accuracy of Information, Transmissions Through, and Access to Fund/SERV
         -----------------------------------------------------------------------

         Confirmed trades and all other information provided by the Fund Agent to a Trust Entity through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC. The Fund Agent shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by the Fund Agent.

4.       Notice of Prospectus and Statement of Additional Information-Revisions
         ----------------------------------------------------------------------

         The Fund or Fund Agent shall provide each Trust Entity with reasonable notice of any material revisions to the Funds' prospectuses and statements of additional information as are necessary to enable the Trust Entity to fulfill its obligations under this Agreement

                       II. OBLIGATIONS OF THE TRUST ENTITY
                           -------------------------------

1.       Transactions Subject to Fund/SERV
         ---------------------------------

         Trust Entity certifies that all instructions delivered to Fund Agent on any Business Day shall have been received by the Trust Entity from the Client-shareholder by the close of trading (currently 4:00 PM New York time) an the New York Stock Exchange (the "Close of Trading") on such Business Day and that any instructions received by it after the close of Trading on any given Business Day will be transmitted to Fund Agent on the next Business Day. Trust Entity further certifies that all such Instructions received by it from a Client-shareholder by the Close of Trading on any Business Day will be delivered to Fund Agent on such Business Day.

2.       Performance of Duties
         ---------------------

         Each Trust Entity shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. Each Trust Entity shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. Each Trust Entity shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including DTC and NSCC rules and procedures relating to Fund/SERV; and (b) the then current prospectuses and statements of additional information of the Funds.

3.       Accuracy of Information, Transmissions Through and Access to Fund/SERV
         ----------------------------------------------------------------------

         Trade, registration, and if applicable, broker/dealer information provided by a Trust Entity to the Fund Agent through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC. All instructions by a Trust Entity regarding each Fund/SERV Account shall be true and correct and will have been duly authorized by the registered holder. The Trust Entity shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by the Trust Entity.

4.       Information Relating to Fund/SERV Transactions
         ----------------------------------------------

         For each Fund/SERV transaction, including transactions establishing a Client-shareholder account with the Fund Agent, each Trust Entity shall provide the Funds and the Fund Agent with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information) which such Trust Entity hereby certifies is and shall remain true and correct. Each Trust Entity shall maintain documents required by the Funds to effect Fund/SERV transactions.

5.       As-of Transactions
         ------------------

         Processing errors which result from any delay or error caused by the Trust Entity may be adjusted through Fund/SERV by the Trust Entity by the necessary transactions on an as-of basis and the cost to the Fund or Fund Agent of such transactions shall be borne by the Trust Entity; provided, however, prior authorization must be obtained from the Fund Agent if the transaction is back dated more than five days or to a previous calendar year.

6.       Trade Confirmation
         ------------------

         Any information provided by the Fund Agent to the Trust Entity electronically through Fund/SERV and pursuant to this Agreement, shall satisfy the delivery obligations as outlined by SEC Rule 10b-10 and as such, the Fund Agent has the informed consent of the Trust Entity to suppress the delivery of this information using paper-media. The Trust Entity will promptly verify accuracy of confirmations of transactions and records received by the Fund Agent through Fund/SERV.

7.       Shareholder Reports and Other Documents; Solicitation of Proxies
         ----------------------------------------------------------------

         Each Trust Entity shall timely deliver to each Client-shareholder all reports and other documents provided to it by the Funds or the Fund Agent as is required by applicable law or regulation and any agreement between the Trust Entity and the Client-shareholder, provided that such Trust Entity has timely received copies of such reports and/or documents. Subject to receipt by the Fund or the Fund Agent of such supporting documentation as it may reasonably request, the Fund Agent shall reimburse the Trust Entity for all reasonable out-of-pocket expenses incurred by the Trust Entity in mailing all such reports and/or documents as may be required to be delivered to Client-shareholders by applicable law or regulation. The Fund or the Fund Agent and each Trust Entity shall cooperate with each other in the solicitation and voting of proxies on behalf of the Funds according to the Trust Entity's fiduciary responsibility as written in any agreement between the Trust Entity and the Client-shareholder or as required by state law or Federal Regulation.

                              III. INDEMNIFICATION
                                   ---------------

1.       Fund Agent
         ----------

         The Fund Agent shall indemnify, defend, and hold harmless DTC, each Trust Entity, and each of the Trust Entity's divisions, affiliates, subsidiaries, directors, officers, agents, employees and assigns of each of the foregoing (collectively, "Indemnified Trust Entity Parties"), against and from any and all demands, damages, liabilities, and losses, or any pending or completed actions, claims, suits, complaints, proceedings, or investigations (including reasonable attorneys, fees and other costs, including all expenses of litigation or arbitration, judgments, fines or amounts paid in any settlement consented to by the Fund Agent) to which any of them may be or become subject to as a result or arising out of (a) any negligent act or omission by a Fund or its Agent(s), except to the extent caused by an Indemnified Trust Entity's negligence or intentional misconduct; (b) any breach of the Fund's or the Fund Agent's representations or warranties contained in this Agreement; or (c) the Fund's or the Fund Agent's failure to comply with any of the terms of this Agreement or of applicable law.

2.       Trust Entity
         ------------

         Each Trust Entity shall indemnify, defend, and hold harmless the Funds, the Funds' custodian, the Funds' underwriter, the Funds' investment advisor, the Fund Agent, the Funds' transfer agent/shareholder servicing agent, each of their affiliated companies, and all of the divisions, subsidiaries, directors, trustees, officers, agents, employees and assigns of each of the foregoing (collectively, "Indemnified Fund Parties"), against and from any and all demands, damages, liabilities, and losses, or any pending or completed actions, claims, suits, complaints, proceedings, or investigations (including reasonable attorneys, fees and costs, including all other expenses of litigation or arbitration, judgments, fines or amounts paid in any settlement consented to by such Trust Entity) to which any of them may be or become subject to as a result or arising out of (a) any negligent act or omission by such Trust Entity, such Trust Entity's correspondents, or, their agents, except to the extent caused by an Indemnified Fund Party's negligence or intentional misconduct; (b) any breach of such Trust Entity's or DTC's representations or warranties in this Agreement; (c) the failure of such Trust Entity or such Trust Entity's correspondents or agents to comply with any of the terms of this Agreement or of applicable law; or (d) the Fund Agent's acceptance of any transaction or account maintenance information from such Trust Entity through Fund/SERV including any fraudulent transaction by either such Trust Entity or the Client-shareholder.

3.       Notice and Opportunity to Defend
         --------------------------------

         If any action, suit, proceeding, or investigation is initiated, or any claim or demand is made, against any Party indemnified herein with respect to which such Party ("Indemnified Party") may make a claim against any other Party hereto ("Indemnifying Party") pursuant to this Section III, then the Indemnified Party shall give prompt written notice of such action, suit, proceeding, investigation, claim or demand to the Indemnifying Party. Thereafter, the Indemnifying Party shall have the opportunity, at its own expense and with its own counsel, to defend or settle such action, suit, proceeding, investigation, claim or demand; provided, however, that: (a) the Indemnifying Party shall keep the Indemnified Party informed of all material developments and events relating to such action, suit, proceeding, investigation, claim or demand; (b) the Indemnified Party shall have the right to participate, at its own expense in the defense of such action, suit, proceeding, investigation, claim or demand and shall cooperate as reasonably requested by the Indemnifying Party in the defense thereof; and (c) the Indemnifying Party shall not settle such action, suit, proceeding, investigation, claim or demand without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

                                IV. MISCELLANEOUS
                                    -------------

1.       Overpayment to the Trust Entity
         -------------------------------

         In the event any overpayment is made to a Trust Entity by the Fund Agent, such Trust Entity shall promptly repay such overpayments to the Fund Agent after such Trust Entity receives notice of such overpayment.

2.       Overpayments to the Fund Agent
         ------------------------------

         In the event any overpayment is made to the Fund Agent by a Trust Entity, the Fund Agent shall promptly repay such overpayment to such Trust Entity after the Fund Agent receives notice of such overpayment.

3.       Termination
         -----------

         This agreement shall continue in effect until terminated. The Fund Agent may terminate this agreement, in its entirety or as to any Trust Entity, at any time by written notice to DTC, as agent for the Trust Entities, 30 days prior to the termination date. Any Trust Entity may terminate its participation, in this Agreement, by written notice to both DTC and Fund Agent, 30 days prior to the termination date. Such termination by the Fund Agent, or termination of participation by any Trust Entity, shall not affect the payment or repayment of fees on transactions, if any, prior to the termination date. Termination also will not affect the indemnities given under this Agreement. This Agreement may be amended in writing at any time by mutual agreement of the Fund Agent, DTC, and any Trust Entity affected by the amendment.

4.       Conflicting Agreements
         ----------------------

         Any provision of this agreement and the Statement of Operating Procedures, or other understanding between the Fund Agent and any Trust Entity relating to Fund/SERV that is inconsistent with this Agreement shall be null and void. Nothing contained in this Agreement, however, shall be construed to limit or restrict any party's compliance with any law, regulation or order to which such party is subject or to prevent the parties from supplementing this Agreement by agreeing to additional duties, obligations, representations, warranties and/or higher standards of care with respect thereto.

5.       Assignment
         ----------

         Neither the Fund Agent nor any Trust Entity may assign this Agreement without the prior written consent of each other party, and any attempted assignment without such consent shall be null and void; provided, however, a change in control of any party shall not constitute an assignment of this Agreement.

6.       Law
         ---

         This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of New York.

7.       Severability
         ------------

         If any provision of this Agreement is held to be invalid, the remaining provisions of the Agreement shall continue to be valid and enforceable.

8.       Notice
         ------

         Any notice or amendment required or permitted hereunder shall be in writing and shall be given by personal service, mail, or facsimile to the address set forth below (and to any Trust Entity at the address listed an Exhibit A. Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise), or upon receipt of facsimile, whichever occurs first at:

Agent for
Trust Entity:            The Depository Trust company
                         55 Water Street
                         New York, New York 10041
                         Attention: General Counsel's Office

Fund Agent:              One Group Dealer Services, Inc.
                         1111 Polaris Parkway
                         Columbus, Ohio 43271-1235
                         Attention: Mark A. Beeson

9.       Waiver
         ------

         The failure of the Fund Agent, DTC or a Trust Entity to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

10.      No Agency or Sale of Securities
         -------------------------------

         Neither the Trust Entity nor the Fund Agent shall be authorized to act for or represent the other or in any way be deemed a partner of the other. The services contemplated by this Agreement do not constitute the sale of securities between the Trust Entity and the Fund Agent.

11.      Insurance by Trust Entity
         -------------------------

         At all times each Trust Entity shall maintain insurance coverage that is reasonable and customary in light of all its responsibilities hereunder. Such coverage shall insure for losses resulting from the criminal acts or errors and omissions of such Trust Entity's employees and agents.

12.      Insurance by Fund
         -----------------

         At all times the Fund and the Fund Agent shall each maintain insurance coverage that is reasonable and customary in light of their respective responsibilities hereunder. Such coverage shall insure for losses resulting from the criminal acts or errors and omissions of the Fund's employees and agents.

13.      Role of DTC
         -----------

         DTC represents that it has been authorized by each Trust Entity to act as the Trust Entity's agent solely to enter into and bind each Trust Entity to this Agreement. Fund Agent acknowledges that (i) DTC's role with respect to this Agreement is limited to that of agent for each Trust Entity to facilitate the execution of this Agreement, and (ii) DTC has no duties or obligations with respect to this Agreement except those expressly set forth herein, and (iii) this Agreement does not make DTC responsible for the actions or failure to act of any Trust Entity.

          IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

ATTEST:                                  FUND AGENT



---------------------------------         --------------------------------------
By:                                       By:
     ----------------------------             ----------------------------------
Title:                                    Title:
        -------------------------                 ------------------------------
Date:                                     Date:
       --------------------------               --------------------------------


ATTEST:                                  THE DEPOSITORY TRUST COMPANY
                                         As Agent for the Trust Entities
                                         listed on Exhibit A hereto


                                            /s/
---------------------------------         --------------------------------------
By:                                       By:
     ----------------------------             ----------------------------------
Title:                                    Title:
        -------------------------                 ------------------------------
Date:                                     Date:
     ----------------------------               --------------------------------




ATTACHMENTS:

       Exhibit A --  List of Trust Entities
       Appendix I -- Statement of Operating Procedures

Appendix I

                        Statement of Operating Procedures
                                Trust Processing

The Statement of Operating Procedures defines the account relationships for trust processing. The Trust Entity will determine the account relationships.

Example #1 - Fund Account with Trust Relationship but NO Broker/Dealer Defined
------------------------------------------------------------------------------

Registration:                                 Trust Co. FBO
                                              Client Shareholder
                                              Trust Co. Address

Clearing/Settling Broker:                     Trust Entity
Trust Entity:                                 Defined on Account
Agent for Firm (Executing Broker):            None

Fund accepts trades and gross settlements through Fund/SERV directly from the Trust Entity.



Example #2 - Fund Account with Trust and Broker/Dealer Relationship Defined
---------------------------------------------------------------------------

Registration:                                 Trust Co. FBO
                                              Client Shareholder
                                              Trust Co. Address

Clearing/Settling Broker:                     Trust Entity
Trust Entity:                                 Defined on Account
Agent for Firm (Executing Broker):            Defined on Account

Fund accepts trades and gross settlements through Fund/SERV directly from the Trust Entity.
Fund accepts trades and net settlements through Fund/SERV from the Broker/Dealer.
Fund is required to send activity files to the non-settling party.

Exhibit A

            DTC Master Trust Fund/SERV Agreement - Participation List
            ---------------------------------------------------------
                                December 29, 1998

     The following mutual fund company(ies) have recently signed DTC's Master Trust Fund/SERV Agreement.

      Mutual Fund Company                                      Effective Date
      -------------------                                      --------------

The following DTC Participant(s) have recently signed the supporting DTC Fund/SERV Interface Participant's Agreement.

      DTC Participant                                          Effective Date
      ---------------                                          --------------

The following is a compiled list of mutual fund companies and DTC Participants that are participating under DTC's Master Trust Fund/SERV Agreement.


      Mutual Fund Companies
      ---------------------

1.    Achievement Funds/SEI Investments                         48.   CitiSelect/CitiFunds
2.    Addison Capital/Janney Montgomery Scott, Inc.             49.   Cohen & Steers Securities, Inc.
3.    Adviser Dealer Services                                   50.   Crabbe Huson Securities, Inc.
4.    Advisors' Inner Circle Fund/SEI Investments               51.   CrestFunds, Inc./SEI Investments
5.    Aetna Investment Services, Inc.                           52.   Countrywide Investments, Inc.
6.    AIM Distributors, Inc.                                    53.   CVO Greater China Funds/BISYS Fund Services
7.    Alliance Capital                                          54.   Davis Distributors UC
S.    Alpine Mutual Funds/BISYS Fund Services                   55.   Dean Funds/Countrywide Investments, Inc.
9.    ALPS Mutual Funds Services, Inc.                          56.   Declaration Distributors, Inc.
10.   American Aadvantage Funds/Brokers Transaction Services    57.   Delaware Service Company
11.   American Funds Service Company                            58.   Dominion Capital Corp./Fund Services, Inc.
12.   American Growth Fund Sponsors, Inc.                       59.   Dreyfus Funds/Premier Mutual Fund Services
13.   American Performance/BISYS Fund Services                  60.   Eaton Vance Management
14.   American Trust Allegiance Funds/First Fund Distrib., Inc. 61.   Emerald Funds/BISYS Fund Services
15    AmeriPrime Financial Securities, Inc.                     62.   Empire Builder Mutual Funds/BISYS Fund Services
16.   Ameristar Funds/BISYS Fund Services                       63.   Equity Strategies Funds/FPS Services, Inc.
17.   AmSouth Funds/BISYS Fund Services                         64.   ESC Funds/BISYS Fund Services
18.   AMT Capital Services, Inc.                                65.   Eureka Funds/BISYS Fund Services
19.   Aquila Distributors, Inc.                                 66.   Evergreen Service Company
20.   Arbor Funds/SEI Investments                               67.   Expedition Funds/SEI Investments
21.   Arch Funds BISYS Fund Services                            68.   Federated Securities Corp.
22.   Aniel Distributors, Inc.                                  69.   Fidelity Investments, Inc.
23.   ARK Funds/SEI Investments                                 70.   First American Funds/SEI Investments
24.   Armada Funds/SEI Investments                              71.   First Dornin; n Capital Corp./Fund Services, Inc.
25.   Arnhold and S. Bleichroeder, Inc.                         72.   First Eagle Funds
26.   Banc Stock Financial Services, Inc.                       73.   1st Source Monogram/BISYS Fund Services
27.   Baron Capital, Inc.                                       74.   Flippin, Bruce & Porter/Countrywide Investments, Inc.
28.   Barr Rosenberg Funds/BISYS Fund Services                  75.   FMB Funds/SEI Investments
29.   BB&T Funds/BISYS Fund Services                            76.   Focus Capital Advisory L.P./FPS Services, Inc.
30.   B.C. Ziegler and Company                                  77.   Fortis Financial Group
31.   Beacon Funds/FPS Services, Inc.                           78.   Forward Funds, Inc./First Data Corp.
32.   Bear Steams Asset Management, Inc.                        79.   Founders Funds/Premier Mutual Fund Services
33.   Berger Distributors, Inc.                                 80.   Fountain Square Funds/BISYS Fund Services
34.   Bjurman Funds/FPS Services, Inc.                          81.   Fountain Square Intl Equity Fund/BISYS Fund Services
35.   BNY Hamilton Funds/BISYS Fund Services                    82.   Franklin Templeton Distributors, Inc.
36.   Brandywine Funds/Firstar                                  83.   Fred Alger & Company
37.   Brenton Funds/BISYS Fund Services                         84.   Fremont Funds/First Fund Distributors, Inc.
38.   Burnham Securities Inc.                                   85.   Gabelli & Company, Inc.
39.   Calamos Funds/FPS Services, Inc.                          86.   The Galaxy Funds, Inc./First Data Corp.
40.   California Investment Trust Funds/Firstar                 87.   GAM Services, Inc.
41.   Calvert Distributors Inc.                                 88.   GFFM Funds/First Fund Distributors, Inc.
42.   Capital Investment Group                                  89.   Govett Funds/FPS Services, Inc.
43.   Capstone Asset Planning Company                           90.   Guinness Flight Offshore Funds/First Fund Distributors, Inc.
44.   Centura Funds/BISYS Fund Services                         91.   Harris, Bretall & Smith Funds/First Fund Distributors, Inc.
45.   Chase Vista Fund Distributors                             92.   The Hartford Mutual Funds, Inc.
46.   Chicago Title & Trust/First Data Corp.                    93.   Heartland Funds/Firstar
47.   Choice Investments, Inc.                                  94.   Henlopen Fund/Firstar


229.  Walnut Investment Trust/Countrywide Investments, Inc.     236.  Wood Struthers Funds/FPS Services, Inc.
230.  Warburg Pincus Funds/Counsellors Securities Inc.          237.  Yacktman Funds/Firstar
231.  Wayne Hummer Investments LLC                              238.  Yorktown Distributors, Inc./Fund Services, Inc.
232.  Willamette Mutual Funds/BISYS Fund Services               239.  Zurich Kemper Service Company
233.  William Blair & Company LLC                               240.  Zweig Securities Corp.
234.  Wilshire Funds/First Data Corp.
235.  WM Group of Funds

      DTC Participants
      ----------------

1.    Associated Bank of Green Bay, N.A., #2257                 24.   IBJ Schroder Bank & Trust Company, #0945
2.    Bankers Trust Company of New York, #903                   25.   Imperial Trust Company, #2269
3.    Bankers Trust Company of New York, #2177 (Subaccount)     26.   Investors Bank & Trust Company, #2132
4.    Bank of America Personal Trust, #2130                     27.   KeyBank, N.A., #2205
5.    Bank One Trust Company, N.A., #2235                       28.   Marquette Bank, N.A., #2144
6.    Boston Safe Deposit & Trust Company, #0954                29.   Mercantile Bank of St. Louis, N.A., #2158
7.    Central Trust Bank, #2878                                 30.   Mercantile Safe Deposit & Trust Company, #0976
8.    CNA Trust Corporation, #2664                              31.   Michigan National Bank, #0986
9.    Comerica Bank, #2108                                      32.   Northern Trust Company, #2669
10.   Commerce Bank of Kansas City, N.A., #2170                 33.   Norwest Bank Colorado, N.A., #0961
11.   Compass Bank, #2484                                       34.   Norwest Bank Minnesota, N.A., #2027
12.   Crestar Bank, #2106                                       35.   Old Kent Bank, #2161
13.   Fiduciary Trust Company International, #0937              36.   PNC Bank, N.A., #2616
14.   First National Bank of Maryland, #2128                    37.   Republic National Bank of New York, #2165
15,   First National Bank of Omaha, #2254                       38.   SEI Trust Company, #2039
16.   First Premier Bank, #2557                                 39.   Star Bank, N.A., #2219
17.   First Trust Corp., #2258                                  40.   UMB Bank, N.A., #2450
18.   First Union National Bank, #0929                          41.   Union Bank of California, N.A., #2145
19.   Fleet Bank of Massachusetts, N.A., #0913                  42.   Wachovia Bank of North Carolina, N.A., #0963
20.   FUNB-Phila. Main, #2163                                   43.   Wells Fargo Bank, N.A., #2326
21.   The Glenmede Trust Company, #2139                         44.   Wilmington Trust Company, #2215
22.   Harris Trust & Savings Bank, #2697                        45.   Zions First National Bank, #2104
23.   Huntington National Bank, #2305


Note. DTC Participants must call the corresponding mutual fund company for start-up procedures before processing transactions through Fund/SERV. Contact names and phone numbers can be found in the NSCC Mutual Fund Services Contact List.